Exhibit 10.3

AMENDMENT NO. 4 TO BASE INDENTURE

THIS AMENDMENT NO. 4 TO BASE INDENTURE, dated as of November 12, 2010 (this “Amendment”), is entered into by and among Cofina Funding, LLC, as the Issuer (the “Issuer”), and U.S. Bank National Association, as the Trustee (the “Trustee”).

RECITALS

WHEREAS, Cofina Funding, LLC and U.S. Bank National Association are parties to that certain Base Indenture dated as of August 10, 2005 (as amended and supplemented through the date hereof, the “Indenture”);

WHEREAS, Section 14.2 of the Indenture requires the consent of the Required Noteholders to any amendment to the Indenture not described in Section 14.1 of the Indenture;

WHEREAS, the Noteholder constitutes the Required Noteholders because the Noteholder represents in excess of 50% of the aggregate principal balance of all Notes of all Series; and

WHEREAS, the Issuer desires and the Trustee is willing to amend the Indenture as hereinafter set forth and the parties hereto acknowledge and agree that such amendment is not described in Section 14.1 of the Indenture.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Certain Defined Terms. Each capitalized term used but not defined herein shall have the meaning ascribed thereto in the Indenture.

SECTION 2. Amendments to Indenture. The Indenture is hereby amended as follows:

(a) Section 8.6(m) of the Indenture is hereby amended in its entirety to read as follows:

(m) Minimum Net Worth. The Issuer shall at all times have a net worth (in accordance with GAAP) of at least 15% of the aggregate Program Amount for all Series.

SECTION 3. Effect of Amendment. Except as expressly amended and modified by this Amendment, all provisions of the Indenture shall remain in full force and effect. After this Amendment becomes effective, all references in the Indenture to “this Base Indenture”, “this Indenture”, “hereof”, “herein” or words of similar effect referring to the Indenture shall be deemed to be references to the Indenture as amended by this Amendment. This Amendment shall not be deemed to expressly or impliedly waive, amend or supplement any provision of the Agreement other than as set forth herein.

SECTION 4. Effectiveness. This Amendment shall become effective upon receipt by the Noteholder of counterparts of this Amendment (whether by facsimile or otherwise) executed by each of the parties hereto.

SECTION 5. Reaffirmation of Representations, Warranties and Covenants. Upon the effectiveness of this Amendment, each of the Issuer and the Servicer hereby reaffirms all representations, warranties and covenants made in the Agreements and agrees that all representations and warranties made in the Agreements shall be deemed to have been remade as of the effective date of this Amendment (except for those representations and warranties limited by their terms to an earlier date, which representations and warranties shall speak of such date).

SECTION 6. Representations and Warranties. Each of the Issuer and the Servicer hereby represents and warrants that (i) this Amendment constitutes a legal, valid and binding obligation of such Person, enforceable against it in accordance with its terms, and (ii) upon the effectiveness of this Amendment, no Default or Event of Default shall exist under the Indenture.

SECTION 7. Counterparts. This Amendment may be executed by different parties on any number of separate counterparts, each of which shall be deemed to be an original and all of which shall together constitute but one and the same instrument.

SECTION 8. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 9. Section Headings. The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or the Indenture or any provision hereof or thereof.

[Signatures Follow]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first written above.

COFINA FUNDING, LLC,
as the Issuer
By:	/s/ James M. Grafing

Name: James M. Grafing Title: Chief Financial Officer

[Signatures Continue on the Following Page]U.S. BANK NATIONAL ASSOCIATION,

as the Trustee
By:	/s/ Michelle Moeller

Name: Michelle Moeller Title: Vice President

[Signatures Continue on the Following Page]Consented to and Agreed:

COFINA FINANCIAL, LLC,
as the Servicer
By:	/s/ James M. Grafing

Name: James M. Grafing Title: Chief Financial Officer

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH,
as the Noteholder

By: /s/ Aditya Reddy

Name: Aditya Reddy Title: Senior Vice President